UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

LIONHEART HOLDINGS

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42135	98-1778167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 W Cypress Creek Road, Suite 500

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 573-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	CUBWU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CUB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CUBWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on July 15, 2026, Lionheart Holdings, a special purpose acquisition company (the “Company”), entered into a non-binding letter of intent (the “LOI”) with Keo Capital AB, on behalf of KEO Energy (Maha Energy Indiana Inc.) (“KEO Energy”), with respect to a proposed business combination (the “Proposed Business Combination”). The LOI and related matters were disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2026.

The Proposed Business Combination was not consummated during the exclusivity period set forth in the LOI, and the parties have mutually decided not to renew such exclusivity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIONHEART HOLDINGS

By:	/s/ Paul Rapisarda
Name:	Paul Rapisarda
Title:	Chief Financial Officer

Date: September 1, 2026

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